EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Artesian Resources Corporation
Newark, Delaware

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88531, 333-136184 and 333-174244) and Form S-8 (No. 333-05255, 333-31209, 333-78043 and 333-126910) of Artesian Resources Corporation of our reports dated March 15, 2012, relating to the consolidated financial statements, and the effectiveness of Artesian Resources Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP

Bethesda, Maryland
March 15, 2012